imprimis PHARMACEUTICALS

Investment Highlights

Commercial pharmaceutical company focused on the three largest U.S. ophthalmic markets

IP focused with 60+ drug formulation patents and pending patents (U.S. & Int'l)

15 consecutive quarters of double digit or better year over year revenue growth

Total Addressable Market
- Surgical $500M
- Glaucoma $500M
- Dry Eye $200M

2021 Goal: $100M Revenue
- Surgical: 525K procedures at $75 each = $40M
- Glaucoma: 600K Rx at $65/ month = $40M
- Dry Eye: 400K Rx at $50/ month = $20M

Addition of planned product launches and other existing revenue sources makes goal achievable

Trading Symbol: NASDAQ: IMMY
Price per Share: $1.99 (Mar. 5, '18)
Market Cap: $41 Million
Shares Outstanding: 20.7 Million
Avg. daily Q4 volume: 595,000 shares
52-week price range: $1.35 - $4.69

What is Imprimis?

We are an ophthalmology-focused pharmaceutical company specialized in the development, production and sale of innovative medications that offer unique competitive advantages and serve unmet needs in the marketplace. Our businesses and assets are:

ImprimisRx – core ophthalmology compounding business

We have become the leading U.S. ophthalmology focused compounding business by partnering with our 2,000 physician customers.

- Our proprietary formulations within PharmaPack™ make up 10% Rx share for perioperative ophthalmic drugs
- We recently launched Simple Drops™, which include various combinations of latanoprost, timolol, dorzolamide, and brimonidine into a single preservative-free bottle
- In 2017, we launched our patented Klarity formulations that combine chondroitin sulfate and a customized strength of cyclosporine as a preservative-free formulation

Eton Pharmaceuticals – potential royalty interests and ~27% passive equity stake

505(b)(2) company, developing multibillion-dollar drug candidates, which may begin sales as early as 1H19. Spun out of Imprimis in June 2017, being led by a team with decades of product development experience.

Surface Pharmaceuticals – subsidiary co., may follow a similar transaction path as Eton

505(b)(2) company focused on ocular surface diseases, including Dry Eye, with three drug candidates for up to five indications. Led by an experienced CEO with 20+ years of ophthalmology drug development experience.

Park Compounding – wholly-owned general compounding subsidiary

Cash flow generating compounding pharmaceutical business focused on customized and proprietary drugs to meet the individual needs of patients.


Revenue Performance
(in thousands)
non-ophthalmology
ophthalmology
$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$4,381
$4,907
$4,861
$5,793
$6,097
$6,857
$6,483
$7,337
41% of total revenue
53%
62%
61%
60%
69%
76%
79%
Q1-2016
Q2-2016
Q3-2016
Q4-2016
Q1-2017
Q2-2017
Q3-2017
Q4-2017

	Q1-2016	Q2-2016	Q3-2016	Q4-2016	Q1-2017	Q2-2017	Q3-2017	Q4-2017
Revenue Growth	180%	149%	81%	65%	39%	40%	34%	27%
Gross Margin	49%	56%	52%	47%	45%	52%	48%	53%
Adj. E(L)BITDA	(2,516)	(2,302)	(2,882)	(2,378)	(2,846)	(1,945)	(1,643)	(794)

www.ImprimisRx.com IR Contact: 858.704.4587 ir@imprimispharma.com

Source material referenced is available by contacting the company.

No Imprimis compounded formulation is FDA-approved. Other than drugs compounded at a registered outsourcing facility, all Imprimis compounded formulations may only be prescribed pursuant to a physician prescription for an individually identified patient consistent with federal and state laws.

Certain statements contained in this material contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such "forward looking statements." Forward looking statements are based on management's current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. These and additional risks and uncertainties are more fully described in Imprimis' filings with the Securities and Exchange Commission (www.sec.gov), including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Except as required by law, Imprimis undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.